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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference to the Registration Statement on Form S-3 of our report, dated April 2, 1999 (except for Note 19, as to which the date is August 4, 1999), which appears in the Annual Report on Form 10-KSB/A of Bikers Dream, Inc. and subsidiaries for the year ended
December 31, 1998 (As restated). We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
November 10, 1999